UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

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LUMOS NETWORKS CORP.

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February 20, 2017

Team Lumos,

Good morning. Today marks the next phase of the transformation of Lumos Networks. I have some exciting news to discuss that validates our fiber investment strategy, our execution on that strategy, our customer-first attitude, and all of the hard work and dedication by every single Lumos employee. I couldn’t be more excited.

Earlier today, we announced the acquisition of Lumos Networks by the investment group EQT for $18.00 per share. This equates to a premium of 18.2% based on Friday’s closing share price of $15.23. We estimate that the transaction will close in the third quarter of 2017 after completing all regulatory approvals. At closing of the deal, we will no longer be a publicly traded company.

EQT is a global investment group with a demonstrated commitment to supporting market-leading technology businesses and to taking a long-term approach towards value creation for all stakeholders. EQT, which has raised over €30 billion for approximately 20 different funds, has portfolio companies in the U.S., Europe and Asia, with which it partners to achieve sustainable growth, operational excellence, and market leadership. Through our discussions with EQT, it became clear to me and others that EQT has a differentiated understanding of our business, and deep respect for our team and the way we engage with businesses. EQT has the ability to offer Lumos the resources to accelerate our offerings through continued innovation that builds upon our core strengths in the U.S. fiber market. We look forward to establishing the partnership.

I encourage everyone to read the news release (attached here). Please remember that my door is always open and it is important that you keep the dialogue open with your manager.

At 10am this morning, February 20, 2017, we will have a company-wide “town hall” conference call to further discuss any issues you have on your mind. Please dial 1-888-317-6003 and use the participant code 9060614 to register for the call. Follow the instructions to ask a question if you would like. Please dial in at least 15 minutes before the call begins. We have allocated one hour for the call.

If you would rather e-mail your questions to me, please send them to: E-Teamquestions@lumosnet.com and we will compile a “frequently asked” Q&A list and attempt to answer them on the call.

It is important to keep in mind that the announcement of this transaction is the first step in a complex process, including several regulatory approvals, leading up to our goal of closing the transaction in the third quarter of this year.

Even with this exciting news, it is critical for everyone to understand that things at Lumos are still business as usual. I still think of Lumos as a 100 year old start-up and so should you. This does not change. Discussions with your customers should highlight that our 100+year commitment to providing an industry-leading customer experience does not change and our relationship with EQT will only improve our ability to meet the demands of our customers today and in the future.

Your day-to-day focus on operating the network and meeting and exceeding the needs and expectations of our tens of thousands of customers does not change. This approach has worked for the last 100+ years and that doesn’t change because of this announcement. In fact, it is just as important now, that the same customer focus, operational disciplines, and quality execution that have led us to this transaction, will be just as paramount as we move forward.

Additionally, I would like to update you on Project Clarity, our internal analysis of options to separate the RLEC. We and EQT both agree that we will not continue efforts to separate our businesses and have determined that we are stronger together. Under Diego Anderson’s leadership, we have seen a strong improvement in the results of that business over the last two years and we can now focus on continuing those trends. This means that the time and money that would have been allocated to effect the separation can now be focused upon building the networks of the future by designing and building custom solutions of bandwidth infrastructure for our customers.

For now, we expect no changes to our current employee count and locations of those employees as we continue to operate in the ordinary course. I will continue to serve as both CEO and as a member of the Board of Directors and anticipate no changes to the current senior management team. Over time, as EQT decides to invest further in the U.S. market, we would expect to grow our footprint, our services offered and our customer base, presenting continued opportunities for growth for all current employees. EQT understands that our employees and our customers constitute the real value of Lumos.

As I noted in the press release, in a few short years, Lumos has transformed into a leading fiber bandwidth provider. In 2012, our data revenue was dominated by declining TDM revenue, we had basically no cash on the balance sheet and almost all of our revenue lines were in decline. Now, we have a solid balance sheet, 80% of our data revenue is on advanced technologies and under long-term contract and we are the leading independent fiber network in our markets. Our RLEC is one the best run in the entire country.

My nearly five years at Lumos has been one of the most challenging jobs in my career, but without doubt, it has been the most personally rewarding. We have together created something very special here at Lumos and with EQT as our new partner, I expect great things in the future.

EQT, as each of you should be, has been very impressed by our transformation over the last several years: including our return to revenue and EBITDA growth, our industry leading Enterprise growth rates, the completion of our expansion into Richmond and Norfolk (T-269) project ahead of schedule, the quality of Project Ark, our recently closed acquisitions in our new North Carolina market, the dramatic improvement in the trajectory of our RSB business and our dramatically improved churn rate that demonstrates a customer-first approach.

I owe all of you a huge debt of gratitude for your efforts and look forward to continuing our success as a private company. Please take a moment to thank each of your coworkers today for all their contributions and dedication that have brought us to this new and pivotal point in the Lumos story. Many chapters are yet to be written together, but what an exciting story line we have. The future of Lumos Networks has never been brighter!

With my sincerest appreciation and best regards,

Tim Biltz

CEO

Lumos Networks

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Lumos Networks will hold a special meeting to obtain shareholder approval in connection with the proposed transaction and will file a proxy statement with the SEC. Additionally, Lumos Networks will file other relevant materials in connection with the proposed transaction. The definitive proxy statement will be mailed to Lumos Networks shareholders and will contain important information about the proposed transaction and related matters. The materials to be filed by Lumos Networks with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Lumos Networks on Lumos Networks’ website at www.lumosnetworks.com or by contacting Lumos Networks investor relations at davisw@lumosnetworks.com. INVESTORS AND SECURITY HOLDERS OF LUMOS NETWORKS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Lumos Networks and its directors, executive officers and other persons, may be deemed to be participants in the solicitation of proxies of Lumos Networks shareholders in connection with the proposed transaction. Information concerning the interests of Lumos Networks’ participants in the solicitation, which may, in some cases, be different than those of Lumos shareholders generally, is set forth in the materials filed by Lumos Networks with the SEC, including in Lumos Networks’ definitive proxy statement filed with the SEC on March 15, 2016, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: the successful closing of the announced transaction with EQT, including obtaining the requisite regulatory, governmental and shareholder approvals and satisfying other closing conditions; the risk that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the transaction or materially impact the financial benefits of the transaction; the timing to consummate the proposed transaction; any disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the failure by EQT to obtain the necessary financing arrangement set forth in commitment letters received in connection with the merger; the impact of our previous acquisitions of Clarity Communications and DC 74 on our operations; rapid development and intense competition with resulting pricing pressure in the telecommunications and high speed data transport industry; our ability to grow our data business on an organic or inorganic basis in order to offset expected revenue declines in legacy voice and access products; our ability to obtain new carrier contracts or expand services under existing carrier contracts at competitive pricing levels to offset churn and achieve revenue growth from our carrier businesses; our ability to separate our legacy business on a timely basis; our ability to effectively allocate capital and timely implement network expansion plans necessary to accommodate organic growth initiatives; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility and our unsecured debt obligations; our cash and capital requirements; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.